EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-4300, 333-103219, 333-31002 and 333-45221 on Form S-8 of STRATTEC SECURITY CORPORATION of our report dated July 29, 2003, relating to the consolidated financial statements of STRATTEC SECURITY CORPORATION and subsidiaries for the year ended June 29, 2003, appearing in this Annual Report on Form 10-K of STRATTEC SECURITY CORPORATION for the year ended July 3, 2005.
/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
August 26, 2005